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Exhibit 7

Senior Officers

[PHOTO]
W. Edmund Clark[1] Toronto President and Chief Executive Officer

Corporate Office

[PHOTO]	[PHOTO]	[PHOTO]	[PHOTO]	[PHOTO]	[PHOTO]
Fredric J. Tomczyk[1] London Vice Chair Corporate Operations	T. Christian Armstrong[1] Toronto Executive Vice President Marketing	J. David Livingston[2] Toronto Executive Vice President Corporate Development	Daniel A. Marinangeli Toronto Executive Vice President and Chief Financial Officer	Bharat B. Masrani Toronto Executive Vice President Risk Management	Christopher A. Montague Oakville Executive Vice President Legal and Compliance, General Counsel and Secretary
Corporate Office Senior Vice Presidents:
Robert M. Aziz[1] Oakville Legal James E. Chamberlain Oakville Computing Services Barbara I. Cromb Etobicoke Marketing	John T. Davies Mississauga Enterprise Technology Services D. Suzanne Deuel Toronto Human Resources Robin A. Dines Pickering Operational Risk	Donald E. Drummond[1] Toronto TD Economics David M. Fisher Burlington Office of the Ombudsman William R. Gazzard[1] Toronto Compliance Philip D. Ginn Richmond Hill Computing Services	Alan J. Jette[1] Toronto Treasury and Balance Sheet Management Jason A. Marks Toronto Risk Management Nico Meijer[1] Toronto Market Risk Policy	Dominic J. Mercuri[1] Burlington Marketing Communications Kerry A. Peacock[1] Toronto Corporate and Public Affairs S. Kenneth Pustai[1] Ancaster Human Resources	Claudia Radasanu Toronto Enterprise Technology Services J. David Sloan Toronto Audit Paul I. Verwymeren Burlington Commercial Credit Risk Management

Personal and Commercial Banking

[PHOTO]	[PHOTO]	[PHOTO]	[PHOTO]
Andrea S. Rosen Toronto Vice Chair President, TD Canada Trust	Bernard T. Dorval[1] Toronto Executive Vice President Deputy Chair TD Canada Trust	Michael A. Foulkes Etobicoke Executive Vice President Commercial Banking	Timothy D. Hockey[1] Mississauga Executive Vice President Retail Distribution
Personal and Commercial Banking Senior Vice Presidents:
Cathy L. Backman
Etobicoke
e.Bank
Retail Distribution

 Joan D. Beckett[1]
North York
Greater Toronto Area
Suburban Region
Retail Distribution

 Richard C. Campbell
Oakville
Human Resources

 John A. Capozzolo[1]
Etobicoke
Ontario Central Region
Retail Distribution	Paul M. Clark
Halifax
Atlantic Region
Retail Distribution

 James E. Coccimiglio
Pickering
Greater Toronto Area
Commercial Banking

 Alexandra P.
Dousmanis-Curtis
London
Ontario South
West Region
Retail Distribution

 Thomas J. Dyck[1]
Oakville
Small Business Banking	Christopher D. Dyrda
Calgary
Western District
Commercial Banking

 Gary B. Flowers
Mississauga
TD Centre Branch
National Accounts
Commercial Banking

 Brian J. Haier
Toronto
Retail Sales and Service
Retail Distribution

 Charles A. Hounsell[1]
Oakville
Enterprise Technology
Solutions	Paul W. Huyer
Toronto
Finance

 David E. Kay
Ajax
Commercial Banking

 Sean E. Kilburn[1]
Toronto
TD Life Group

 Richard A. Lunny
Etobicoke
Product Management
and Sales, Lending

 Margo M. McConvey
Mississauga
Core Banking and
Term Products	Ronald J. McInnis
Gloucester
Ontario North
and East Region
Retail Distribution

 David I. Morton
Oakville
Retail Transformation
Retail Distribution

 Dwight P. O'Neill[1]
Toronto
Personal Lending
and Risk

 Suzanne E. Poole
Vancouver
Pacific Region
Retail Distribution

 Bruce M. Shirreff
Etobicoke
Real Estate Secured
Lending	R. Iain Strump
Calgary
Prairie Region
Retail Distribution

 Alain P. Thibault[1]
Outremont
TD Meloche Monnex Inc.

 Michael F. Walzak
Oakville
Ontario District
Commercial Banking

 M. Suellen Wiles[1]
Mississauga
Greater Toronto
Central Region
Retail Distribution

102        TD BANK FINANCIAL GROUP ANNUAL REPORT 2003

Wealth Management — Canada			Wealth Management — USA
[PHOTO]			[PHOTO]	[PHOTO]
William H. Hatanaka[1] Toronto Executive Vice President Wealth Management			Frank J. Petrilli Irvington, New York Executive Vice President President and Chief Executive Officer TD Waterhouse USA	Diane E. Walker[1] New York, New York Executive Vice President Chief Administrative Officer TD Waterhouse USA
Wealth Management — Canada Senior Vice Presidents:			Wealth Management — USA Senior Vice Presidents:
Stephen J. Geist Etobicoke TD Mutual Funds Gerard J. O'Mahoney Oakville TD Waterhouse Operations	Steven Mantle[1] Oakville Managed Products, Services and Solutions David P. Pickett[1] Toronto Practice Management	John G. See Oakville TD Waterhouse Discount Brokerage and Financial Planning	Joseph N. Barra Dix Hills, New York Customer Care USA	Janet M. Hawkins[1] New York, New York Marketing

Wealth Management — International[2]
Wealth Management — International Senior Vice Presidents:
Robert A. Hamilton Edinburgh, Scotland NatWest Stockbrokers	Timothy P. Pinnington[1] Cheshire, United Kingdom TD U.K. Brokerage
Wholesale Banking			Investment Management
[PHOTO]	[PHOTO]	[PHOTO]	[PHOTO]
Robert E. Dorrance[1] Toronto Vice Chair Chairman and Chief Executive Officer TD Securities	Michael W. MacBain Toronto Executive Vice President President TD Securities	Riaz E. Ahmed Oakville Executive Vice President Wholesale Banking	Robert F. MacLellan Toronto Executive Vice President Chief Investment Officer
Wholesale Banking Senior Vice Presidents:			Investment Management — Senior Vice Presidents:
Sinan O. Akdeniz
London, United Kingdom
Credit Products Group

 Rod F. Ashtaryeh
New York, New York
Investment Banking

 Warren W. Bell
Oakville
Human Resources

 Mark R. Chauvin
Burlington
Credit Risk Management

 John F. Coombs
Toronto
Credit Management

 Paul C. Douglas
Burlington
Credit Asset
Management	Marcus J. Fedder[1]
London, United Kingdom
Region Head
Europe and Asia Pacific

 Steven H. Fryer
Melbourne, Australia
Country Head

 Martine M. Irman
Toronto
Global Foreign Exchange
and Money Markets

 Paul N. Langill[1]
Etobicoke
Finance

 Patrick B. Meneley
North York
Investment Banking	Michel J. Paradis[1]
Richmond Hill
Operations

 Robbie J. Pryde
Toronto
Institutional Equities

 Lisa A. Reikman
Toronto
Credit Risk Management

 Ian B. Struthers
Toronto
Credit Asset Management

 Steven L. Tennyson
Toronto
		Information Systems	Barbara F. Palk Toronto TD Asset Management John R. Pepperell Toronto TD Asset Management	Satish C. Rai Pickering TD Asset Management

All of the senior officers listed have held management or senior management positions with the Bank for the past five years. The list of senior officers above includes their municipality of residence. This listing is as of November 26, 2003.
[1] These senior officers have not been with the Bank for the past five years. Each has previously held management or senior management positions with another financial institution, investment counsellor, public relations firm or law firm during the past five years.
[2] David Livingston also has responsibility for TD Waterhouse International.

TD BANK FINANCIAL GROUP ANNUAL REPORT 2003        103

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Senior Officers